Exhibit 10.5

Exhibit D

SALE, MARKETING & SUPPLY AGREEMENT

SALE, MARKETING & SUPPLY AGREEMENT (the “Agreement”), dated as of [                ], 2006, by and between Lone Star Steel Company, L.P., a Delaware limited partnership organized under the laws of the State of Delaware in the United States of America (“LSS”), and Apolo Mecânica e Estruturas S.A., a corporation (sociedade anônima/ stock corporation), organized under the laws of the Federative Republic of Brazil, with head offices in the city of Lorena, State of São Paulo, at Av. Dr. Léo de Affonseca Netto, 750, CEP 12600-000, duly enrolled with the CNPJ under No. 42.419.150/0001-84, herein represented by its undersigned legal representatives, duly authorized as they solely declare (the “Company”).

RECITALS:

WHEREAS, it is a condition to the equity investment of Lone Star Brazil Holdings 2, Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil, with head offices at City of São Paulo, State of São Paulo, at Rua Funchal, 263, 10º andar, sala 17-I, CEP 04551-060, duly enrolled with the CNPJ under No. 08.278.633/0001-78 (“LSB 2”) in the Company that this Agreement be entered into between LSS and the Company, to set forth the terms and conditions pursuant to which the Company will process and sell Tubular Products (as defined below) to LSS and LSS, as the exclusive marketer, will purchase and resell such Tubular Products; and

WHEREAS, LSS intends to provide distribution services, customer product acceptance, sales and marketing support, technical/thermal treating expertise and other services in order to increase the sales of Tubular Products in North America and in other markets in which the Company markets its Tubular Products, as agreed to between the parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  The following terms as used in this Agreement shall have the meaning ascribed to them below:

“Affiliate” of a specified person (the “Specified Person”) means any Person (a) who, directly or indirectly, controls, is controlled by, or is under common control with the Specified Person, (b) who, directly or indirectly, owns or controls fifty percent (50%) or more of the Specified Person’s outstanding voting securities or equity interests, (c) of whom the Specified Person, directly or indirectly, owns or controls fifty percent (50%) or more of the outstanding voting securities or equity interests or (d) who has the right, directly or indirectly, to appoint or elect fifty percent (50%) or more of the Specified Person’s board of directors or equivalent managing body.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means a day on which banks are open for general banking business in both São Paulo, São Paulo State, Brazil and Dallas, Texas, the United States of America (excluding Saturdays, Sundays and public holidays).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Contract” has the meaning set forth in Section 6 hereof.

“Coupling” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe or equipment having the same external and internal diameters and same thread.

“Coupling Materials” means seamless pipes from which tubular sections are prepared for the manufacture of Couplings or Cross-Overs.

“Cross-Over” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe having different dimensions or threads.

“Dispute” has the meaning set forth in Section 27 hereof.

“Force Majeure” has the meaning set forth in Section 18 hereof.

“Governmental Authority” means any authority, regulatory or administrative agency, commission, department, board, bureau, agency, instrumentality or court of Brazil, the United States of America, or any other nation or sovereign state, any federal, bilateral, or multilateral governmental authority, any state, possession, territory, county, district, city, or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

“ICC Rules” has the meaning set forth in Section 27 hereof.

“Law” means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, permit, agreement, Order or injunction of or with any Governmental Authority, and includes, without limitation, rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

“Line Pipe” means finished or unfinished line pipe processed and supplied by the Company.

“LSB 2” has the meaning set forth in the recitals hereof.

“LSS” has the meaning set forth in the introductory paragraph hereof.

“North America” means the United States of America, Canada, and Mexico (which includes any offshore drilling within the territorial waters of such countries).

“Oil Country Tubular Goods” or “OCTG” means casing, tubing, drill pipe, semi-finished and unfinished green tubes, Coupling Materials and finished Couplings processed and supplied by the Company.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, joint venture, trust, estate or other entity.

“Specialty Tubing” means mechanical and pressure tubes, cold drawn and hot finished tubes, shells for redraw and other boiler tubes processed and supplied by the Company.

“Term” has the meaning set forth in Section 9 hereof.

“Tubular Products” means Oil Country Tubular Goods, Specialty Tubing, and/or Line Pipe; for greater clarity, such term shall not include galvanized unfinished line or other pipe.

“US Dollars” or “US$” means legal currency in the United States of America.

2.             Exclusive Marketing.  During the Term of this Agreement, the Company hereby grants LSS the exclusive right, without limitation or exclusion, to market and sell Tubular Products (a) to any party located in North America, (b) for any Tubular Product purchases initiated in North America without regard to the end-use location, except South America, and (c) from time to time, as mutually agreed by the parties in advance and in writing, to customers located outside North America and intending to use the Tubular Products outside North America.  LSS shall have no obligation to purchase Tubular Products from the Company in any particular amounts.

3.             Duties of LSS.  During the Term of this Agreement, LSS shall:

(a)           provide distribution services, customer product acceptance, sales and marketing support, technical/thermal treating expertise and other services in order to increase the sales of Tubular Products in North America and in other markets, as agreed to from time to time by LSS and the Company;

(b)           pay all expenses and costs incurred by it in connection with the marketing and sales of Tubular Products in North America pursuant to Section 2 hereof; and

(c)           provide periodic reports of sales of Tubular Products in North America as may be requested from time to time by the Company.

4.             Method of Sales.  LSS will purchase all the products according to the following method:  Duty paid on a DDP (Houston, Texas Port, or such other location as designated by

LSS) basis according to INCO 2000 terms (duty paid, end of ships tackle, title passes at dock in Houston, Texas, or such other location as designated by LSS, or, if no such location is designated, then when the Tubular Products are delivered to LSS), or as mutually agreed by the parties in each Contract.

5.            Price and Payment.  Prices shall be negotiated on an inquiry-by-inquiry basis mutually agreed to by LSS and the Company; provided, however, that the price shall be the lowest price and on the most favorable terms offered by the Company to any other purchaser from the Company in an export transaction or an internal transaction in Brazil where purchaser intends to export the Tubular Products.  The prices and quantities for the required sizes shall be discussed and agreed upon between LSS and the Company at least sixty (60) days prior to the date of the actual Contract (as defined below) delivery date.  The Company shall work with its suppliers to offer competitive prices.  All of the Contracts will be submitted by LSS, or any other company that LSS so designates, to the Company.  The Company, or a wholly-owned subsidiary of the Company, including but not limited to Apolo America Pipe and Tube Corp., will be the importer of record for all products purchased by LSS under this Agreement.  All prices and payments under this Agreement shall be in U.S. Dollars, unless otherwise agreed to in writing by LSS and the Company.  Payment terms are net thirty (30) days from the invoice date in immediately available funds.

6.             Contract.  The terms of a purchase order when completed and signed by the parties for each order (the “Contract”), will, along with the terms of this Agreement, control with respect to that order.

7.             Processing Standards.  The Company shall process and ship Tubular Products in a good and workmanlike manner, in accordance with industry standards and any additional or further standards set forth in the Contract.  LSS shall have the right to inspect (either itself or by means of an agent) all Tubular Products delivered to LSS or its assignee, and may reject, by notice to the Company within sixty (60) days after delivery and based on a substantiated report to be delivered together with such notice, any portion of a shipment of Tubular Products not meeting the standards set forth herein and in the applicable Contract.  LSS also shall have the right to inspect (either itself or by means of an agent), any Tubular Products prior to loading at the point of origin.  LSS’s (or its agent’s) inspection shall follow all internal rules when at the Company’s premises.  Notwithstanding any provision to the contrary contained in this Section 7, in the event that the Company does not agree with any rejection by LSS of any portion of a shipment of Tubular Products as not meeting the standards set forth herein and in the applicable Contract, the Company has the right, at its own cost, to solicit an independent inspection by an independent surveyor mutually agreed to by the Company and LSS.  The opinion of such independent surveyor with respect to whether such rejection by LSS was justified in accordance with the standards articulated in this Section 7 shall be final and binding on both parties.

8.             Prompt Delivery.  The Company agrees to have each shipment of Tubular Products ready for shipment no later than ninety (90) days after the date of acceptance of LSS’s Contract, except in case of Force Majeure.  If any shipment has not arrived at the location designated in the Contract on or before the sixtieth (60th) day after the acknowledged shipment date on each Contract, LSS has the right to renegotiate the purchase price for that Contract.  If no agreement is reached on the renegotiation of the price, the Contract involved shall be terminated with no costs to either party and the Company shall have the right to sell the Tubular Products of the terminated Contract in North America.  For sales of Tubular Products inside North America, the Company grants to LSS the right of first refusal in relation to any purchase offer the Company may have for such Tubular Products of the terminated Contract in which the offered price is 80% or lower than the last price offered by the Company in the renegotiation round of the terminated Contract.

9.             Term.  The term of this Agreement (the “Term”) will be ten (10) years commencing on the date of this Agreement and ending on the tenth (10th) anniversary of the date of this Agreement; provided, however, that LSS and the Company hereby agree to use their best efforts to extend the Term of this Agreement for an additional ten (10) years (and subsequent ten (10) year periods) at least six (6) months prior to the expiration of the initial (or a subsequent) ten (10) year period.

10.           Termination.  This Agreement may be terminated prior to its expiration as provided in Section 9 above by sixty (60) days advance written notice as follows:

(a)           By either party, effective immediately, in the event the other party should fail to perform in any material respect any of its obligations hereunder and should fail to remedy such nonperformance within ninety (90) days after receiving written demand therefor;

(b)           By either party, effective immediately, if the other party should be declared insolvent or bankrupt or makes an assignment or other arrangement for the benefit of its creditors, or if such other party should be nationalized or have any of its material assets expropriated by any government or political subdivision thereof; or

(c)           By the Company, effective immediately, in the event that LSS or any Affiliate thereof is no longer a shareholder of the Company.

11.           Effect of Termination or Non-renewal.

(a)           Any termination or non-renewal of this Agreement shall not affect (i) the obligations of the Company and LSS under each outstanding Contract; (ii) the obligation of the Company to process, ship and deliver to LSS all Tubular Products sold by the Company prior to the date of termination, and (iii) the obligation of LSS to pay the outstanding price of any Contract.  For purposes of this Agreement, Tubular Products will be deemed to be sold whenever a Contract for those Tubular Products has been accepted by the Company.

(b)           Upon termination or non-renewal of this Agreement, LSS shall (i) immediately cease soliciting orders for the Tubular Products and (ii) immediately discontinue use of all trade names and trademarks of the Company that may theretofore have been authorized to use by the Company, including any word, title or expression resembling any such trade name or trademark.

(c)           Upon termination or non-renewal of this Agreement, the Company shall immediately discontinue use of all trade names and trademarks of LSS that the Company may theretofore have been authorized to use by LSS, including any word, title or expression resembling such trade name or trademark.

(d)           Except for a willful breach of this Agreement by a party, gross negligence by a party, or in accordance with this Section 11, Section 12, Section 26 or Section 27, neither party shall have any liability to the other following termination or non-renewal of this Agreement for compensation, reimbursement or damages therefor, or for any loss of goodwill or prospective profits, or for any investment, expenditures or commitments made or entered into by any of the parties in connection with this Agreement.

12.           Product Quality and Claims.  The Company represents and warrants to LSS that all Tubular Products will conform to the written specifications as agreed upon first through the inquiry process, and then second as listed in the relevant Contract.  Any Tubular Product that does not meet these specifications may be rejected by LSS.  In the event that an issue should arise as to the product quality (whether through a customer-initiated complaint or otherwise), LSS shall promptly advise the Company and shall be responsible for investigating it, interfacing with the customer as well as the Company, but the Company shall be solely responsible for any defective Tubular Products and any damages caused thereby, provided that the Company’s responsibility for such damages shall be limited to the replacement of the defective Tubular Products without charge unless additional damages are payable to the end user under applicable law, in which case the Company shall be responsible for such additional damages.  In connection with the handling of such product quality issues, (a) LSS shall discuss with the Company any proposed settlement offer with a customer prior to extending such offer to the customer; (b) the Company will use its best efforts to conform to LSS’s customary time framework for handling of product quality issues; and (c) the Company will not be responsible for any settlement effected by LSS without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

13.           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between LSS and the Company with respect to the subject matter hereof.  This Agreement may not be amended except by an instrument in writing executed by both LSS and the Company.

14.           Applicable Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas.

15.           Notice Provision.  Any notice or other communication provided for in this Agreement shall be in writing in the Portuguese and English languages and shall be deemed to have been duly given if (a) delivered personally, (b) sent by commercial courier services or overnight mail or delivery or (c) sent by facsimile with confirmation by personal delivery or overnight mail, as follows:

If to the Company, to:

Apolo Mecânica e Estruturas S.A.

Attention:  President

Av. Dr. Leo de Affonseca Neto, 750 Mondesire

12600-970 – Lorena/SP

Telefax: (55 12) 3153-2290

with a copy to:

Apolo Tubos e Equipamentos S.A.

Av. Chrisóstomo Pimentel de Oliveira, nº 2.651, Pavuna

CEP 21650-000 Rio de Janeiro, RJ

Brasil

Telefax: 21 – 3452 9139

with a copy to:

Luciano de Souza Leão Jr.

Bulhões Pedreira, Bulhões Carvalho, Piva, Rosman e Souza Leão Advogados

Rua da Assembléia 10, 38º andar

CEP 20011-901 Rio de Janeiro, RJ

Brasil

telefax: 21 – 2531 2665

If to LSS, to:

Lone Star Steel Company, L.P.

15660 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

United States of America

Telefax:  972-770-6474

Attn:  Steve Fowler

Attn:  General Counsel

with a copy to:

Mary R. Korby

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas  75201

Telefax:  214-746-7777

with a copy to:

Marcos Flesch

Souza, Cescon Avedissian, Barrieu e Flesch – Advogados

Rua Funchal, 263 11º andar

04551-060 São Paulo, SP

Telefax: (55 11) 3089 6565

or to such other person, address or telefax number as any party may specify by notice in writing to the other.  All such notices shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by courier services or overnight mail or delivery, on the day delivered, and (iii) if by facsimile, on the next day following the day on which such facsimile was sent, provided that it is followed immediately by confirmation by personal delivery or overnight mail that is received pursuant to subclause (i) or (ii), provided that if the date of receipt is not a Business Day at the place of the principal office of the party receiving the notice, or if the receipt is after 5:00 p.m. on a Business Day, the notice or other communication shall be deemed given, received, and effective on the next Business Day at the place of the principal office of the addressee.

16.           Clerical Errors.  Stenographic and clerical errors, whether in mathematical computation or otherwise, made by LSS on a Contract or any other forms delivered to the Company shall be subject to correction.  If the Company finds any clerical errors on such documents, it shall inform LSS promptly thereof.

17.           Successors and Permitted Assigns.  This Agreement will be binding upon, and will inure to the benefit of, LSS and the Company and their respective successors and assigns; provided, however, neither LSS nor the Company may assign this Agreement without the prior written consent to the assignment by the other party hereto except that LSS may serve as the Company’s exclusive sales agent either directly or through a wholly-owned subsidiary, provided that LSS remains fully liable to the Company under this Agreement.

18.           Force Majeure.  If LSS or the Company is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of a “Force Majeure,” which as used herein shall mean (a) fire, flood or storm that inflicts material damage to the Company’s facilities, or (b) other causes beyond the reasonable control of LSS or the Company or, if applicable, of third-party providers of materials to either LSS or the Company including but not limited to any act of God, governmental action, natural disaster, strike, or failure of essential equipment that, in the case of either (a) or (b), cause the Company’s facilities to become inoperable, or LSS to be unable to perform, then upon notice to the other party, the affected provisions of this Agreement and any outstanding Contract shall be suspended during the period of such disability and such party shall have no liability in connection therewith.  The Company, or LSS, as applicable, will use its best efforts to remedy any disability caused by a Force Majeure event.  In the event of a Force Majeure event, the party not suffering a Force Majeure has the right, but not the obligation, to terminate this Agreement and all outstanding Contracts if the other party cannot remedy such disability caused by such Force Majeure event within one-hundred and twenty (120) days of such event.

19.           Remedies.  In the event of the Company’s breach of this Agreement, LSS may take any or all of the following actions, without prejudice to any other rights or remedies available to LSS under this Agreement or by law: (a) require the Company to repair or replace such defective or non-conforming Tubular Products, and upon the Company’s failure or refusal to do so, repair or replace the same at the Company’s expense, (b) subject to Section 7 hereof, reject any shipment or delivery containing defective or non-conforming Tubular Products and return such shipment or delivery for credit or replacement at LSS’s option, said return to be made at the Company’s cost and risk, or (c) cancel any outstanding deliveries hereunder, and treat such breach by the Company as the Company’s repudiation of the Contract(s) relating to such deliveries.  In the event of LSS’s breach hereunder, the Company shall have the right of recovery of the Tubular Products or the purchase price payable for Tubular Products purchased prior to such breach in addition to any other rights or remedies available to the Company under this Agreement or by law.

20.           Product Liability Insurance.  Throughout the Term of this Agreement and for a period of two (2) years thereafter, the Company will maintain in effect product liability insurance through an internationally recognized insurance company acceptable to LSS (a) covering Tubular Products; (b) providing for not less than US$3,000,000 in coverage per incident with respect to all Tubular Products having a deductible not greater than US$100,000; (c) naming LSS as an additional insured; and (d) containing a policy endorsement providing that such policy cannot be cancelled or modified in any material respect without 30 days prior written notice to LSS.  The Company will provide LSS with a certificate of insurance as soon as reasonably practicable after the date hereof.  The Company shall hold any insurance proceeds in trust for the benefit of LSS until any claims related to an incident are fully and finally settled and shall pay such proceeds over to LSS.

21.           Indemnity.

(a)           LSS agrees to indemnify and hold the Company, its officers, directors, employees, attorneys, agents, successors and assigns harmless against all losses, damages or expenses of whatever form or nature, including attorneys fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions of LSS or any of its directors, officers, employees, attorneys or agents arising from this Agreement, including but not limited to (i) breach of any of the provisions of this Agreement or (ii) violation by LSS (or any of its directors, officers, employees, attorneys or agents) in any material respect of any applicable law, regulation or order of North America relating to the services performed by LSS hereunder that results in material harm to the Company.

(b)           The Company agrees to indemnify and hold the LSS, its officers, directors, employees, attorneys, agents, successors and assigns harmless against all losses, damages or expenses of whatever form or nature, including attorneys fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions of the Company or any of its directors, officers, employees, attorneys or agents arising from this Agreement, including but not limited to (i) breach of any of the provisions of this Agreement or (ii) violation by the Company (or any of its directors, officers, employees, attorneys or agents) in any material respect of any applicable law, regulation or order of North America or Brazil relating to the services performed by LSS hereunder that results in material harm to LSS.

22.           Confidentiality Obligations.  Each party shall use its best efforts to prevent any of the other party’s proprietary and confidential information that it receives under the scope of this Agreement from being (a) used for any purpose other than the fulfillment of the receiving party’s obligations under this Agreement or (b) disclosed to any third party (other than the receiving party’s counsel, auditors, lenders or other advisors), in each case without the prior written consent of the other party.  The provisions of this Section 22 shall not apply and the receiving party shall have no obligation with respect to any information that the receiving party can show:  (i) is or becomes public knowledge through no wrongful act of the receiving party; (ii) is already known to the receiving party, which knowledge can be documented from written records; (iii) is rightfully obtained by the receiving party from any third party without similar restriction and without breach of any obligation owed to the disclosing party; or (iv) is independently developed by the receiving party’s employees who have not had access to the applicable confidential information.  In addition, a receiving party may disclose confidential information of the other party if it becomes compelled to do so by applicable law, regulation or legal process; provided, however, that before doing so it gives the other party reasonable notice of its intended disclosure sufficient for the other party to seek a protective order.

23.           No Third Party Beneficiaries.  Except as expressly set forth in Section 21 hereof, nothing in this Agreement shall be construed to create any rights in any third party against either LSS or the Company.

24.           No Waiver.  The performance of or compliance with a party’s obligations hereunder may be waived, but only in writing signed by an authorized representative of the other party.  A waiver of compliance with any provision of this Agreement shall not constitute a waiver of any subsequent lack of compliance with such provision or of any other provision of this Agreement.  Failure of either party to enforce at any time any provision of this Agreement shall not be construed as a waiver thereof.

25.           Invoices; Right of Set-Off.  The Company shall render one (1) copy of each Contract submitted under this Agreement and shall send all documents to the Accounts Payable Department of LSS.  Subject to the Brazilian foreign exchange regulation as in effect from time to time, the Company hereby acknowledges that LSS has the rights of set-off, netting, offset, recoupment, and similar rights with respect to any payments to be made by LSS to the Company or any Affiliate of the Company pursuant to any order for Tubular Products or otherwise; provided that LSS shall provide the Company with prior notice of its exercise of such rights.

26.           Environmental.  The Company warrants that it will, and shall cause all of its Affiliates, officers, directors, managers, independent contractors, and employees, to perform all services and furnish all Tubular Products with due care and in compliance with all applicable federal, state, regional, and local safety and environmental laws, rules, and regulations, including, without limitation, laws, rules, and regulations pertaining to notification, permitting, waste management and unauthorized releases.  The Company further agrees to indemnify, defend and hold LSS harmless from any and all claims, demands, judgments, causes of action, damages, penalties, fines, costs (including attorney’s fees, costs and expenses), liabilities or losses, including, but not limited to, personal injury or death and property damage, which arise as a result of activities or asserted activities related to performance of this Agreement or any breach of any provision of this Agreement.  This indemnity shall survive completion or termination of this Agreement.

27.           Arbitration and Attorney Fees.  The parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Agreement, the performance or non-performance of the obligations set forth herein (including any questions regarding its existence, validity or termination) (a “Dispute”).  Except as provided in this Section 27, Disputes or claims, if any, which cannot be settled amicably between the parties, within thirty (30) days after written notice of such Dispute has been given by one party to the other party, shall be referred to and finally resolved by arbitration in Sao Paulo, Brazil under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Section 27.  Each of Tubos and LSS shall appoint one (1) arbitrator and the arbitrators appointed by Tubos and LSS shall appoint the third (3rd) arbitrator.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties.  Each party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in English and Portuguese and all pleadings and written evidence shall be in English and Portuguese.  The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by applicable Law.  The decision of the tribunal shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the tribunal may be entered in any court having jurisdiction thereof.  In the event that the failure of a party to this Agreement to comply with the decision of the tribunal requires the other party to apply to any court for enforcement of such award, the non-complying party shall be liable to the other for all costs of such litigation including attorneys’ fees.  The parties may apply to any court of competent jurisdiction in accordance with this Section 27 for temporary or permanent injunctive or preliminary relief, without breach of this Section 27 or abridgement of the powers of the tribunal.  For the purposes of obtaining temporary or permanent injunctive or preliminary relief and without abridgement of the powers of the tribunal, the parties elect the courts of the City of Sao Paulo, State of Sao Paulo, with the express waiver of any other courts, no matter how privileged they may be.  Except for applications regarding preliminary or injunctive relief, neither party shall be entitled to commence or maintain any action in any court of law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Section 27.  Process may be served on either party in the manner set forth in this Agreement or by such other method authorized by applicable Law or court rule.

28.           Relationship of Parties.     Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture or legal relationship of any kind between the parties that would impose liability upon one party for the acts or failure to act of the other party, or authorize either party to act as agent for the other.  LSS shall be deemed an independent contractor to the Company with respect to all matters relating to this Agreement.  Save where expressly stated in this Agreement, neither party shall have the authority to make representations, act in the name or on behalf of or otherwise bind the other.

29.           Execution.             This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when executed, shall be an original, but all counterparts shall together constitute one and the same instrument.

30.           Further Assurance.            The Company shall, at the request of LSS, do or procure the doing of all such further acts, and execute or procure the execution of all such documents, as may from time to time be necessary to give full effect to this Agreement.

31.           Language.             This Agreement is written in English.  Any translation prepared in any other language (including Portuguese) is for information purposes only, and only the English version shall be deemed to be the original.  In the event of any inconsistency between the different language versions, the English language version shall prevail.

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IT WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

LONE STAR STEEL COMPANY, L.P.

By: Lone Star Steel Company General, LLC, its general partner

By:
Name:
Title:

APOLO MECÂNICA E ESTRUTURAS S.A.

By:
Name:
Title:

Witnesses:

1.
Name:
ID#:

2.
Name:
ID#:

SIGNATURE PAGE TO
SALE, MARKETING & SUPPLY AGREEMENT